Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38903) of PML, Inc. of our report dated August 21, 1998 relating to the financial statements, which appears in this Annual Report on Form 10-KSB.





PricewaterhouseCoopers LLP

Portland, Oregon
September 15, 1999